EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Money Market Reserves
File Number: 811-2554
Registrant CIK Number: 0000106830


Item 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.



Series 1 SEC Identifier S000004463 Prime Money Market Fund
Class 1 SEC Identifier C000012239
Class 2 SEC Identifier C000012240


Items 74A-75A

74A-$0
74B-$171,640
74C-$104,964,077
74C-$8,389,662
74I-$1,478,126
74J-$3,815
74L-$436,250
74N-$115,443,570
74o-$999,962
74P-$44,776
74R4-$255,908
74T-$114,142,924
75A-$109,894,111



